Exhibit 10.1

FLOORPLAN AND SECURITY AGREEMENT (“Agreement”)

December 15, 2008 (DATED)

This Floorplan and Security Agreement is entered into by and between:

BORROWER:

MANITEX INTERNATIONAL, INC.
7402 W. 100th Place
Bridgeview, IL 60455
(“Borrower”)

And

SECURED PARTY:

HCA EQUIPMENT FINANCE LLC
800 Connecticut Avenue
Norwalk, CT 06854
(“Secured Party”)

1. Extensions of Credit.

(a) Borrower hereby requests Secured Party, and Secured Party hereby agrees pursuant to the terms and conditions hereof, to extend credit to Borrower from time to time (each an “Extension of Credit” and collectively “Extensions of Credit”), the proceeds of which will be used by Borrower to acquire a portion of the Borrower’s inventory. Any Extensions of Credit shall be made in amounts to be determined by Secured Party, in Secured Party’s sole discretion, and shall be conditioned upon Borrower’s delivery of such documents, agreements and instruments that Secured Party may require in its sole discretion, all in the form and substance satisfactory to Secured Party. Borrower acknowledges that no Extension of Credit previously made shall require Secured Party to make any future Extensions of Credit.

(b) Upon submission by Borrower of a Request for Extension of Credit in the form attached hereto as Exhibit A, Secured Party is hereby authorized and requested to pay on Borrower’s behalf, the cost of the item(s) of Borrower’s inventory set forth in such Request for Extension of Credit upon receipt by Secured Party of such notes, purchase orders, invoices, and other sale, lease or consignment agreements, documents, and other instruments (“Underlying Agreement”) required by Secured Party to evidence the Extension of Credit and the Collateral (as defined below) securing such Extension of Credit. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, SECURED PARTY, IN ITS SOLE DISCRETION, SHALL DETERMINE THE

ELIGIBILITY OF ANY SUCH UNDERLYING AGREEMENT FOR ADVANCES PURSUANT TO THIS AGREEMENT, AND SHALL BE ENTITLED TO ASSUME THAT ALL SUCH UNDERLYING AGREEMENTS ARE GENUINE AND CORRECT, AND THAT ALL INVENTORY HAS BEEN DELIVERED TO BORROWER IN SATISFACTORY CONDITION. Payments, when so made by Secured Party for an item of Borrower’s Inventory, shall be deemed to be an Extension of Credit to Borrower and shall become due and payable by Borrower pursuant to the terms of this Agreement or the Underlying Agreement.

2. Collateral.

(a) The term “Collateral” as used herein shall include all of the following:

(1) All motor vehicles, machinery and equipment of the Borrower, of any kind or nature, financed by or leased from the Secured Party, wherever located, now or hereafter existing, and all parts thereof and all accessions and additions thereto and all replacements and substitutions therefor financed by or leased from the Secured Party (collectively, the “Equipment”);

(2) All inventory of the Borrower in all of its forms, financed by or leased from the Secured Party, wherever located, now or hereafter existing, including, but not limited to, (i) goods in which the Borrower has any right or interest of any kind, and (ii) goods which are returned to or repossessed by the Borrower and all accessions to, products of, and documents relating to any of the foregoing (collectively, “Inventory”);

(3) All of the Borrower’s accounts, contract rights, chattel paper, instruments, general intangibles, payment intangibles and other obligations of any kind, now or hereafter existing, arising out of or in connection with the use, sale or lease of Equipment or Inventory or the rendering of services related thereto, and all rights now or hereafter existing in and to all security agreements, leases and other contract rights, chattel paper, instruments, general intangibles and obligations (“Related Contracts”);

(4) All choses in action, causes of action and all other intangible personal property, now or hereafter existing, arising out of or in connection with Equipment or Inventory, including, but not limited to, all contract rights, corporate or other business records, customer lists, tax refund claims on personal property, rights and claims against carriers and shippers, and rights to indemnification.

(5) All proceeds, products and profits of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance, including returned or unearned premiums (whether or not the secured party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

(b) The Borrower hereby grants to the Secured Party, a continuing security interest, first in time and priority, in all of the Collateral specified in paragraph 2(a) above. The security interest granted herein shall secure the payment and performance of all

Extensions of Credit and all other outstanding debts, liabilities, and obligations of the Borrower to the Secured Party of any kind or nature including such as may be evidenced by the Underlying Agreements (“Secured Obligations”).

(c) The Collateral shall be security for the Secured Obligations. Until all of the Secured Obligations have been paid in full, the Secured Party’s security interest in the Collateral shall continue in full force and effect, except for those individual units of Equipment and Inventory that have been paid for by the Borrower in full.

The creation of any other security interest by Borrower in the Collateral violates the rights of the Secured Party.

3. Payment.

(a) Borrower shall repay, and does hereby promise to pay to the order of Secured Party, all Secured Obligations, together with interest thereon, in accordance with the terms set forth in this Agreement and the Underlying Agreement. Except as otherwise specified in any Underlying Agreement, interest shall accrue on any Secured Obligation from the date of disbursement by Secured Party and shall be computed on the basis of the actual days elapsed over a year of 365 days. All payments of principal and interest on any Secured Obligation shall be due and payable in lawful money of the United States on the date stated in the Underlying Agreement applicable to such Secured Obligation, and the term of such Secured Obligation shall additionally be stated in any such Underlying Agreement. All payments shall be applied first to interest and then to principal. The acceptance by Secured Party of any payment which is less than payment in full of all amounts due and owing at time shall not constitute a waiver of Secured Party’s right to receive payment in full at such time or any prior or subsequent time.

(b) Borrower’s obligation to pay Secured Party the entire amount of each Secured Obligation, together with any and all Interest thereon, shall be absolute and unconditional and shall not be subject to any offset, recoupment or other reduction. All amounts payable pursuant hereto are payable at Secured Party’s address set forth above or at such other address as Secured Party may specify from time to time in writing.

(c) Any payment of a Secured Obligation not made when due shall, at the option of Secured Party, bear late charges thereon calculated at the rate of 1-1/2% per month, but in no event greater than the highest rate permitted by applicable law; provided however if the Underlying Agreement contains a late charge that is different from the late charge contained in this paragraph 3(c), the late charge contained in such Agreement shall control.

4. Representations, Agreements and Covenants of Borrower.

(a) The Borrower hereby represents and warrants as of the date hereof that except for the security interest created by this Agreement, the Borrower is the owner of the Collateral free and clear of any lien, security interest or encumbrance, and that the Borrower will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

(b) Borrower shall not sell, encumber, grant a security interest in or dispose of or permit the sale, encumbrance or disposal of any of the Collateral without the Secured Party’s prior written consent, except for sales of the Collateral financed by the Secured Party in the ordinary course of Borrower’s Business. The Borrower shall not transfer or create chattel paper without placing a legend thereon indicating Secured Party’s security interest therein.

(c) Borrower shall notify the Secured Party within ten (10) days of any change in location of the Collateral from its location as of the date of this Agreement.

(d) Borrower shall perform any and all steps requested or required by the Secured Party to perfect the Secured Party’s security interest in the Collateral, such as executing financing or continuation statements in form and substance satisfactory to the Secured Party. Borrower authorizes Secured Party, in its discretion, to file financing statements and any other documents executed by Borrower or to take other action required by the Uniform Commercial Code to perfect or maintain the Secured Party’s security interest in the Collateral. Borrower shall permit the Secured Party to inspect the Collateral during normal business hours with or without notice. Borrower hereby irrevocably appoints Secured Party its attorney-in-fact or agent to execute any financing statements or documents in Borrower’s name, in respect of this Security Agreement, to correct or render acceptable for filing or recording such financing statements or documents.

(e) Borrower hereby covenants that (1) the Borrower will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that a protest of such taxes, assessments and charges shall be instituted and diligently prosecuted in good faith by the Borrower and (i) Borrower establishes a reserve with respect to such obligation on the books of Borrower in an amount that is reasonably satisfactory to the Secured Party, (ii) Borrower has given Secured Party notice of any such contest, and (iii) Secured Party is satisfied that while any such protest is pending there will be no impairment of the enforceability, validity, or priority of any of the Secured Party’s liens in and to the Collateral; (2) the Borrower will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and an estimate of the amount of such loss or diminution; and (3) the Borrower will endeavor to collect or cause to be collected from its customers all amounts owing under or on account of any customer receivable.

5. Default. Upon the occurrence of any default in respect of the Secured Obligations, unless such default has been waived in writing by the Secured Party, or upon the failure of Borrower to observe or perform any of the provisions of this Agreement, which default is not cured within ten (10) days of written notice in the event of a monetary default and twenty (20) days of written notice in the event of a non-monetary default from the Secured Party to the Borrower, Borrower shall be in default hereunder. In the event of such default, the Secured Party may exercise any and all rights and remedies of a secured party available under the Uniform Commercial Code and all other applicable law. The Secured Party and/or the holder of a Secured Obligation may be the purchaser of any or all of the Collateral sold at any public sale, and thereafter hold the same absolutely free from any right or claim of any kind. At any such sale or other disposition, the Collateral may be sold in one lot as an entirety or in separate lots, as the Secured Party may, in its sole discretion, determine. The Secured Party shall not be obligated to make any such sale pursuant to any such Notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale and such may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of any such failure, such Collateral may again be sold upon like Notice. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose any or all of the Collateral under judgment or decree of a court or courts of competent jurisdiction.

(b) The proceeds of any sale of or other realization upon all or any part of the Collateral shall be applied in the following order of priorities; first, to pay all expenses of such sale or other realization, including reasonable legal fees and costs and all other expenses, liabilities and advances incurred or made by the Secured Party in connection therewith; second, to the payment of the Secured Obligations, including applicable interest as set forth in the financing arrangement as evidenced by notes, invoices and other documents entered into by and between the Borrower and the Secured Party; and finally, to pay to the Borrower or its successors or assigns or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds. If, in the event of the sale of or any realization upon the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, Borrower will be liable for the deficiency, together with interest thereon at the maximum rate allowed by law.

6. Risk of Loss. The Collateral shall at all times be held at Borrower’s risk of loss or damage. In the event that any Item of Inventory suffers reparable damage, then Borrower shall promptly repair and restore such item to good condition and good working order. In the event that any Item of Inventory is lost, stolen, confiscated, destroyed, irreparably damaged or otherwise rendered unfit for its originally intended use, then the amount of the Secured Obligation attributable to such item, together with any and all accrued and unpaid interest thereon, shall be accelerated and become immediately due and payable, without notice or demand by Secured Party.

7. Sale of Inventory. So long as Borrower is not in default under this Agreement, Borrower may sell any Item of Inventory in the regular course of Borrower’s business. All such sales of Inventory shall be for cash, for cash with trade-in, with an irrevocable Letter of Credit for transactions outside the United States or its territories or on such other terms and conditions as Secured Party may approve in writing. Unless otherwise agreed in writing by Secured Party, in the event of any sale or other disposition of any item of Inventory (with or without the consent of Secured Party), the amount of the Secured Obligation attributable to such Item of Inventory, together with any and all accrued and unpaid interest thereon, shall be accelerated and become due and payable, without notice or demand by Secured Party, immediately upon receipt of payment from the respective purchaser or three (3) days from the date of sale, whichever occurs earlier. All proceeds resulting from any sale or other disposition of any Inventory or other collateral shall be held by Borrower in trust for Secured Party, and accounted for on a basis which is separate from all other funds and assets of Borrower.

8. Insurance. Borrower agrees to keep all the Collateral insured in amounts no less than those required by the Secured Party with the Secured Party named as “loss payee”. All premiums on such insurance shall be paid by Borrower and copies of the policies delivered to the Secured Party. Borrower shall direct, or Secured Party on Borrower’s behalf may direct if Borrower refuses to do so, each insurance company issuing any such policy to make payment of such sums directly to the Secured Party.

9. Continuation of Borrower’s Liability. Borrower’s liability hereunder and on the Secured Obligations shall not be affected by (a) the taking and holding of additional security, other than the Collateral herein described for the payment of the Secured Obligations or any part thereof, or the exchange, enforcement, waiver or release of the Collateral herein described or any part thereof or any other security for the Secured Obligations; or (b) the release or substitution of any endorser or guarantor of the Secured Obligations or any part thereof or any other parties thereto.

10. Remedies. The Secured Party shall have the right to enforce any remedies hereunder alternatively, successively or concurrently. A waiver of any default of Borrower shall not be a waiver of any subsequent, similar or other default. No delay in the exercise of any of the Secured Party’s rights or remedies hereunder shall constitute a waiver of such right or remedy.

11. Construction of Agreement. This Agreement shall not be construed to be in limitation of or in substitution for any other grant of security interest from Borrower to the Secured Party made prior to or contemporaneously herewith, and no other such grant of a security interest made subsequent to or contemporaneously herewith shall be construed to be in limitation of or in substitution for this Agreement unless expressly and specifically provided therein.

12. Termination. Either the Secured Party or the Borrower upon thirty (30) days prior written notice to the other party may terminate this Agreement, at any time. Provided, however, Secured Party may terminate this Agreement immediately (subject only to the “cure” periods set forth in Section 5 hereof) upon the occurrence of: (i) any actual or attempted transfer or assignment of the Agreement or any right or obligation thereunder by Borrower or any sale or transfer of the ownership of (only to the extent it results in a change of control) or material change in the active management of Borrower without the prior written consent of Secured Party; (ii) the insolvency of Borrower or the filing of a bankruptcy petition which is not dismissed within ninety (90) days of filing by or against Borrower or if Borrower makes an assignment for the benefit of creditors or a receiver is appointed for Borrower, or its property; (iii) If Borrower defaults in the payment of its Secured Obligations or any obligations owed to Secured Party; or (iv) Borrower makes any materially false statement or representation or defaults under any term or condition of this Agreement. Said termination shall not effect the rights or obligations of either Secured Party or Borrower arising prior to the effective date of termination.

13. Choice of Law. This Agreement shall be interpreted under and governed by the laws of the State of Connecticut, without regard to conflicts of laws principles. Borrower agrees that the negotiation and acceptance of this Agreement has taken place in the State of Connecticut. The parties consent and agree that all actions or proceedings arising out of, relating to or pertaining to this Agreement may be tried and litigated in the state and federal courts located in the State of Connecticut provided, however, that any suit seeking enforcement against the Collateral may be brought, at Secured Party’s option, in the courts of any jurisdiction where such Collateral may be found.

14. Arbitration; Alternative Dispute Resolution and Waiver of Jury Trial. Nothing herein contained shall preclude Secured Party from commencing any action in any court having jurisdiction thereof with respect to any matter arising out of, relating to or pertaining to this Agreement. However, at the sole option of Secured Party, any controversy, claim or dispute arising out of, relating to or pertaining to this Agreement or the interpretation, breach, enforcement or subject matter thereof, that cannot be settled by mutual agreement of the parties may at the sole option of the Secured Party: (i) Be submitted to arbitration by one (1) arbitrator (unless the Secured Party determines to have multiple arbitrators) Norwalk, Connecticut, or such other location in the State of Connecticut chosen by the Secured Party, conducted by the American Arbitration Association, in accordance with its Commercial Arbitration Rules then in effect or conducted by any other recognized arbitration association or entity in accordance with similar rules (“Arbitration”); or (ii) shall be determined through any alternative dispute resolution (“ADR”) procedure provided for under the Laws of the State of Connecticut or the Borrower’s state of incorporation or formation; with said governing law and ADR procedure to be selected by the Secured Party. Judgment upon any arbitration award or ADR determination may be entered in any court of any state or county or application may be made to such court through judicial acceptance of the award or determination and on order of enforcement, as the law of the jurisdiction may require or allow. The arbitration award or ADR determination shall be final and no appeal shall be taken by either party. The costs of any such arbitration or ADR shall be borne equally by the Borrower and the Secured Party, unless the arbitrator(s) or ADR decision-maker deems such division of costs to be inequitable, in which event the arbitrator(s) or ADR decision-maker may allocate the costs of arbitration or ADR among the parties thereto as s/he deems just and equitable under the circumstances. THE SECURED PARTY AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST EACH OTHER ON, OR IN RESPECT OF, ANY MATTER ARISING OUT OF, RELATING TO OR PERTAINING TO THIS AGREEMENT OR THE INTERPRETATION, BREACH, ENFORCEMENT OR SUBJECT MATTER HEREOF, THE RELATIONSHIP BETWEEN THE BORROWER AND THE SECURED PARTY AND/OR ANY CLAIM OF INJURY OR DAMAGE FROM ANY OTHER RELATIONSHIP BETWEEN THE PARTIES HERETO.

15. Notice. Any notice or consent required to be given by or on behalf of any party hereto to any other party shall be in writing and (a) mailed by certified mail, return receipt requested and postage pre-paid, and (b) sent via a nationally recognized overnight service that regularly obtains a signature upon delivery, or (c) delivered personally, addressed to the parties as set forth above, or at such other address as may be specified from time to time in writing. All such notices hereunder shall be deemed to have been given on the date of delivery or the date marked on the return receipt unless delivery is refused or cannot be made because of any incorrect address provided by the addressee, in which case the date of postmark (or the date of delivery to the courier service, as the case may be) shall be deemed the date notice has been given.

16. Assignment. Borrower may not assign this Agreement without Secured Party’s prior written consent. This Agreement shall be binding upon the successors and permitted assigns of Borrower and shall inure to the benefit of the successors and assigns of the Secured Party.

17. Captions. All captions contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or have any legal effect in construing or enforcing this Agreement.

18. Severability. The provisions of this Agreement are severable. In the event that any provision of this Agreement shall be deemed to be illegal, void or unenforceable by any tribunal of competent jurisdiction, such determination shall have no effect upon the remaining provisions hereof.

Secured Party:

HCA EQUIPMENT FINANCE LLC

By:	/s/ R. C. DiNoia
Title:	V.P.

Borrower:

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Title:	Chief Financial Officer

ADDENDUM TO FLOOR PLAN AND SECURITY AGREEMENT

This Addendum to Floor Plan and Security Agreement (this “Addendum”) is entered into between HCA EQUIPMENT FINANCE LLC (“Secured Party”) and MANITEX INTERNATIONAL, INC. (“Borrower”).

Statement of Facts

1. Borrower and Secured Party entered into a Floor Plan Security Agreement dated as of Dec. 15, 2008 (the “Agreement”) pursuant to which Secured Party agreed, under certain circumstances, to extend credit to Borrower for the purpose of purchase of certain equipment from time to time.

2. In order to expedite the processing of Extensions(s) of Credit, as that term is defined in the Agreement, Secured Party and Borrower are entering into this Addendum to eliminate the need to execute and deliver the form entitled “Request(s) for Extensions of Credit” (“Request Form”) each time an Extension of Credit is requested by Borrower. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

A. Borrower hereby authorizes Secured Party to process Extensions of Credit under the Agreement without the receipt by Secured Party of the Request Form as required by paragraph 1(b) of the Agreement. For each such request for an Extension of Credit, the first sentence of paragraph 1(b) of the Agreement shall be replaced with the following:

Borrower shall request an Extension of Credit by submitting to Secured Party such notes, purchase orders, invoices, and other sale, lease or consignment agreements, documents and other instruments (the “Underlying Agreement”) which describe with specificity the equipment or inventory to be financed by Secured Party (“Financed Equipment”). Upon receipt of an Underlying Agreement, Secured Party is hereby authorized and requested to pay on Borrower’s behalf, the cost of the Financed Equipment set forth in the Underlying Agreement. Secured Party is authorized to process the Underlying Agreement and make all decisions as to interest rates, commencement date, maturity date and any other terms and conditions for the Extension of Credit.

B. The Extension of Credit for each Underlying Agreement shall be processed by Secured Party upon receipt of the Underlying Agreement from Borrower or a manufacturer or distributor known by Secured Party to have a continuing business relationship with Borrower.

C. Each submission of an Underlying Agreement by Borrower to Secured Party shall constitute a certification by Borrower that, to the best of its knowledge after due inquiry: (1) the statement contained in Section 4(a) of the Agreement is true on the date of the submission of the Underlying Agreement, and will be true on the dates of the requested Extension of Credit, before and after giving effect thereto and to the application of proceeds there from; and (2) that each Underlying Agreement will be a true, correct and complete schedule of the Financed Equipment listed thereon, including the cost of such Financed Equipment.

D. Notwithstanding anything contained herein to the contrary, Secured Party shall have the right, in its sole discretion, to require the submission by Borrower of the Request Form for any Extensions of Credit.

E. The terms and conditions set forth in any dealer approval letter from Secured Party to Borrower are incorporated herein by reference.

Except as specifically modified herein, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the dates set forth below.

Secured Party:
HCA EQUIPMENT FINANCE LLC

By:	/s/ R. C. DiNoia
Name:	R. C. DiNoia
Title	V.P.	Date	1/20/09

Borrower:
MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name:	David Gransee
Title	C.F.O.	Date	12/15/08

EXHIBIT A

UNDERLYING AGREEMENT AND

REQUEST FOR EXTENSION OF CREDIT

Hitachi Capital America Corp.

800 Connecticut Avenue

Norwalk, Ct. 06854

Ladies and Gentlemen:

The undersigned Borrower Manitex International, Inc. hereby gives Hitachi Capital America Corp. (“Hitachi” HCA) notice, irrevocably, pursuant to Section 1(a) of the Floor Plan & Security Agreement dated as of 12/15/08 that the Borrower hereby requests an Extension of Credit under the Floor Plan & Security Agreement, pursuant to the terms and conditions set forth below relating to such an Extension of Credit as provided in the Floor Plan & Security Agreement:

(i)	The Date of the requested Extension of Credit shall be

(ii)	The aggregate amount of the requested Extension of Credit is

(iii)	Attached hereto are the following:

a true, correct and complete schedule of all equipment which is to be acquired by the Borrower with the proceeds of the requested Extension of Credit (the “Financed Equipment”), the cost of each item of Financed Equipment, and/or true, correct and complete copies of any applicable invoices, bills of sale, notes, purchase orders, invoices, and other sale, lease or consignment agreements related to the financed equipment.

(b)	Other (specify):

PAY:

(a)	Rate to Dealer:

(b)	Commencement Date Maturity Date

Terms:                                                                                  .

The undersigned Borrower hereby certifies that, to the best of its knowledge after due inquiry, the statement contained in Section 4(a) of the Floor Plan & Security Agreement is true on the date hereof, and will be true on the date of the requested Extension of Credit, before and after giving effect thereto and to the application of the proceeds there from.

Terms used in this Certificate have the meanings set forth for such terms in the Floor Plan & Security Agreement unless otherwise defined herein.

Very truly yours,		Accepted and Agreed

Borrower	MANITEX INTERNATIONAL, INC.	HITACHI CAPITAL AMERICA CORP.

By:		By:
Name:		Name:
Title:		Title: